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                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                              MADE2MANAGE SYSTEMS, INC.


    Made2Manage Systems, Inc. (hereinafter referred to as the "Corporation"), existing pursuant to the Indiana Business Corporation Law, as the same may be amended from time to time (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating an Amendment and Restatement of its Articles of Incorporation, sets forth the following facts:

                                      ARTICLE 1

                                         NAME

    The name of the corporation is Made2Manage Systems, Inc.

                                      ARTICLE 2
                                  PURPOSE AND POWERS

    SECTION 2.01 PURPOSE. The purpose for which the Corporation is formed is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

    SECTION 2.02 POWERS. The Corporation shall have the capacity to act possessed by natural persons and, subject to any limitations or restrictions imposed by the Act, other law or the Articles of Incorporation, shall have the power to do all acts and things necessary, convenient or expedient to carry out the purposes for which it is formed.

    SECTION 2.03 LIMITATIONS. Nothing in these Articles of Incorporation shall be construed to authorize the conduct by the Corporation of the business of rural loan and savings associations, credit unions, or corporations for the conduct of banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee, or building and loan business, or to authorize the Corporation to carry on the business of receiving deposits of money, bullion, or foreign coins, or issuing bills, notes or other evidences of debt for circulation as money.

                                      ARTICLE 3
                                 PERIOD OF EXISTENCE

    SECTION 3.01 PERIOD. The period during which the Corporation shall continue is perpetual.


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                                      ARTICLE 4
                         PRINCIPAL OFFICE AND RESIDENT AGENT

    SECTION 4.01 PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is:

         9002 Purdue Road
         Indianapolis, Indiana 46268

    SECTION 4.02 RESIDENT AGENT. The name and post office address of its Resident Agent in charge of such office are:

         Stephen R. Head
         9002 Purdue Road
         Indianapolis, Indiana 46268

                                      ARTICLE 5
                                        SHARES

    SECTION 5.01 NUMBER. The total number of shares which the Corporation shall have authority to issue is 12,000,000 shares, all of which are without par value.

    SECTION 5.02 DESIGNATION OF CLASSES AND NUMBER OF SHARES. The authorized shares shall be divided into Ten Million (10,000,000) shares of the Corporation which shall be designated as "Common Stock" and Two Million (2,000,000) shares of the Corporation which shall be designated as "Preferred Stock."

    SECTION 5.03   RIGHTS, PRIVILEGES, LIMITATIONS AND RESTRICTIONS OF COMMON
STOCK.

    (a) SINGLE CLASS. The Common Stock shall constitute a separate and single class and shall not be issued in series. All shares of Common Stock shall be identical with each other in all respects.

    (b) DIVIDENDS. Subject to any limitations prescribed in this ARTICLE V and any further limitations prescribed in accordance therewith, and subject to any prior rights that may be conferred upon the holders of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the holders of shares of Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, pro rata dividends payable either in cash, in property or securities of the Corporation.

    (c) LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares


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of Preferred Stock having priority over the shares of Common Stock, to share ratably in the remaining net assets of the Corporation.

    (d) VOTING RIGHTS. Subject to any voting rights that may be conferred upon holders of any shares of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided or as otherwise provided by law, every holder of Common Stock shall have the right, at every shareholders' meeting, to one vote for each share of Common Stock standing in such shareholder's name on the books of the Corporation.

    SECTION 5.04 RIGHTS, PRIVILEGES, LIMITATIONS AND RESTRICTIONS OF PREFERRED STOCK.. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of Preferred Stock or any series of Preferred Stock, of an amendment or amendments to these Amended and Restated Articles of Incorporation as the same may, from time to time, be amended, determining the terms of the shares of Preferred Stock or the series of Preferred Stock ("Preferred Share Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of Directors ("Voting Shares"), voting as a single class, without a separate vote of the holders of the shares of Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Share Designation.

    SECTION 5.05 ISSUANCE OF SHARES. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Common Stock and Preferred Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Amended and Restated Articles, as the same may, from time to time, be amended.

    SECTION 5.06 DISTRIBUTION UPON SHARES. Subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Amended and Restated Articles, as the same may, from time to time, be amended, the Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Common Stock and Preferred Stock (i) at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

    SECTION 5.07 ACQUISITION OF SHARES. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Common Stock and


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Preferred Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Amended and Restated Articles, as the same may, from time to time, be amended.

    SECTION 5.08 NO PRE-EMPTIVE RIGHTS. Neither the holders of shares of Common Stock nor the holders of shares of Preferred Stock (or any series thereof) shall have preemptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

    SECTION 5.09 RECORD OWNERSHIP OF SHARES OR RIGHTS. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice hereof.

                                      ARTICLE 6
                                       CAPITAL

    SECTION 6.01 AMOUNT. The Corporation shall not transact any business or incur any indebtedness, except such business or indebtedness as shall be incidental to its organization or to obtaining subscriptions to or payment for the shares of the Corporation, until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares and allocated to the stated capital of the Corporation.

                                      ARTICLE 7
                        PROVISIONS FOR REGULATION OF BUSINESS
                        AND CONDUCT OF AFFAIRS OF CORPORATION

    SECTION 7.01 LOCATION OF MEETINGS. Meetings of the Shareholders, the Board of Directors or any committees of the Board of Directors may be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

    SECTION 7.02 PROVISIONS OF WORKING CAPITAL. The Board of Directors of the Corporation shall have power, from time to time, to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends, it may set aside out of the net profits of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for an addition to surplus, or for any corporate purposes that the Board of Directors shall think conducive to the best interest of the Corporation, subject only to such limitations as the Code of Bylaws of the Corporation may from time to time impose.


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    SECTION 7.03   INTEREST OF DIRECTORS IN CONTRACTS.  Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation, partnership or association of which one or more of its Directors are shareholders, members, directors, officers, or employees, or in which they are interested, or in which the Corporation is a member, shareholder, or otherwise interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve or ratify such contract or transaction by a vote of a majority of the disinterested Directors present, notwithstanding the fact that such majority of the disinterested Directors present may not constitute a quorum, a majority of the Board of Directors, or a majority of the Directors present at the meeting at which the contract or transaction is considered. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

    SECTION 7.04 DIRECTION OF PURPOSES AND EXERCISE OF POWERS BY DIRECTORS. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, shall direct the carrying out of the purpose and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders of the Corporation. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers and customers of the Corporation and any subsidiaries of the Corporation (including account holders and borrowers of any such subsidiaries), the effect upon communities in which offices or other facilities of the Corporation are located, the effect on the Corporation's ability to fulfill its corporate obligations, and any other factors the Directors consider pertinent. The Corporation intends to be subject to the provisions of the Indiana Control Share Acquisitions Statute (codified at IC 23-I-42, ET. SEQ.) and the Indiana Business Combinations Statute (codified at IC 23-1-43, ET. SEQ.).

    SECTION 7.05 AMENDMENTS OF ARTICLES OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, or in any amendment hereto, or to add any provision to the Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Act or any amendment thereto, or by the provisions of any other applicable statute of the State of Indiana; and all rights conferred upon Shareholders in the Articles of Incorporation or any amendment hereto are granted subject to this reservation.


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                                      ARTICLE 8
                                   INDEMNIFICATION

    SECTION 8.01 GENERAL. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

    SECTION 8.02 AUTHORIZATION OF INDEMNIFICATION. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 8.01 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify that person against expenses (including counsel fees) actually and reasonably incurred by that person in connection therewith. Any other indemnification under Section 8.01 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct.
Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel:
(i) selected by the Board of Directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the Board of Directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (c) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.


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    Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subdivision
(c) to select counsel.

    SECTION 8.03 GOOD FAITH DEFINED. For purposes of any determination under Section 8.01 of this Article 8, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 8.01 if his action is based on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more Officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 8.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 8.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section
8.01 of this Article 8.

    SECTION 8.04 PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 8.02 of this Article 8, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 8.01 of this Article 8 and upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in Section 8.01 of this Article 8, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 8.

    SECTION 8.05 PROVISIONS NOT EXCLUSIVE. The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles, the Corporation's Code of Bylaws, any resolution of the Board of Directors or shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of that person.

    SECTION 8.06 VESTED RIGHT TO INDEMNIFICATION. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission


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giving rise to any action, suit or proceeding of the nature referred to in
Section 8.01 of this Article 8 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article 8 shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article 8. To the extent such prior acts or omissions cannot be deemed to be covered by this Article 8, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of the prior acts or omissions.

    SECTION 8.07 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

    SECTION 8.08 ADDITIONAL DEFINITIONS. For purposes of this Article, references to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

    For purposes of this Article 8, "serving an employee benefit plan at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by that Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article 8.

    For purposes of this Article 8, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

    For purposes of this Article 8, "official capacity," when used with respect to a Director, shall mean the position of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

    "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.


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    SECTION 8.09   PAYMENTS, A BUSINESS EXPENSES.  Any payments made to any
indemnified party under this Article under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action."

    IN WITNESS WHEREOF, the undersigned, being the Corporate Secretary, executes these Restated Articles of Incorporation and verifies and affirms, subject to penalties for perjury, that the facts herein stated are true this ______ day of October, 1997.




                                       -----------------------------------
                                       By:  Stephen R. Head
                                       Its: Secretary







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